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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cambridge Industries, Inc. on Form S-4 of our report dated March 28, 1997 (July 10, 1997 as to Note
18) on the consolidated financial statements of Cambridge Industries, Inc. and Subsidiaries and our report dated September 15, 1995 on the financial statements of Centralia Plant and Butler Polymet, Inc., both appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements of Cambridge Industries, Inc. referred to in our aforementioned report dated March 28, 1997 (July 10, 1997 as to Note 18) also include the financial statement schedule of Cambridge Industries, Inc. listed in Item 21. The financial statements schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all materials respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Detroit, Michigan
August 14, 1997